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                                                                    Exhibit 23.1


                             ACCOUNTANTS' CONSENT


     We have issued our report dated August 20, 1996, accompanying the consolidated financial statements of Kentucky First Bancorp, Inc. which are incorporated within the Annual Report on Form 10-KSB for the year ended June 30, 1996. We hereby consent to the incorporation by reference of said report in Kentucky First Bancorp, Inc.'s Forms S-8.


/s/ GRANT THORNTON LLP

Cincinnati, Ohio
September 25, 1996